Exhibit 23.3


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Comverse Technology, Inc., on Form S-8 of our report dated April 24, 1997 on our audit of the consolidated financial statements of Boston Technology, Inc. as of January 31, 1997 and for the year ended January 31, 1997, which report is included in the Annual Report on Form 10-K of Comverse Technology, Inc. for the year ended January 31, 1999. We also consent to the reference to our firm under the caption "Experts."



/s/PricewaterhouseCoopers LLP
-------------------------------
PricewaterhouseCoopers LLP



Boston, Massachusetts
August 15, 1999